Exhibit 99.1

FOR IMMEDIATE RELEASE

Stifel Financial Corp. Reports Third Quarter 2010 Results

• Record net revenues of $340.4 million.
• Non-GAAP net income of $29.6 million, or $0.72 per diluted share.
• GAAP net loss of $84.3 million.
• As of September 30, 2010, stockholders' equity was $1.2 billion, resulting in book value of $33.97.

ST. LOUIS - November 9, 2010 - Stifel Financial Corp. (NYSE: SF) today announced record net revenues of $340.4 million for the three months ended September 30, 2010. The Company reported non-GAAP net income of $29.6 million, or $0.72 per diluted share. On a GAAP basis, the Company reported an unaudited net loss of $84.3 million, or $2.47 per basic share (1) ($2.05 per diluted share, which is a non-GAAP measure) for the three months ended September 30, 2010, compared to net income of $22.1 million, or $0.67 per diluted share, on net revenues of $289.7 million for the third quarter of 2009.  A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Two items significantly impacted GAAP results for the third quarter of 2010:

  A non-cash charge of $107.2 million after tax ($181.1 million pre-tax), or $3.14 per basic share ($2.60 per diluted share outstanding, which is a non-GAAP measure), related to the acceleration of deferred compensation as a result of the previously announced modification of the company's deferred compensation plan.

  Merger-related expenses of $6.8 million after tax ($11.5 million pre-tax), or $0.20 per basic share ($0.17 per diluted share outstanding, which is a non-GAAP measure), related to the previously announced merger with Thomas Weisel Partners Group, Inc. ("TWPG").

For the nine months ending September 30, 2010, the company reported record net revenues of $980.4 million. The company reported non-GAAP net income of $77.4 million, or $2.09 per diluted share, compared to net income of $51.1 million, or $1.62 per diluted share, on net revenues of $771.2 million for the comparable period in 2009. The company reported a GAAP net loss of $39.5 million, or $1.24 per basic share (1) ($1.07 per diluted share, which is a non-GAAP measure) for the nine months ended September 30, 2010, which includes expenses associated with the previously announced modification of the company's deferred compensation plan and merger-related expenses of $116.9 million after tax. A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Ronald J. Kruszewski, Chairman, President and Chief Executive Officer commented, "Our record net revenues and operating results demonstrate the diversity of our platform and our ability to navigate through changing economic conditions. We have made significant investments in our associates and infrastructure, the latest being the completion of the merger with Thomas Weisel Partners. As we build out our investment bank, we believe we are well positioned to take advantage of future opportunities."

Summary Results of Operations (Unaudited)
	Three Months Ended					Nine Months Ended
	9/30/10	9/30/09	Change	6/30/10	Change	9/30/10	9/30/09	Change
Results of operations data (000s):
Net revenues	$340,388	$289,683	17.5%	$328,009	3.8%	$980,427	$771,169	27.1%
Net income/(loss)	$(84,336)	$22,138	* %	$21,109	* %	$(39,487)	$51,130	* %
Non-GAAP net income (2)	$29,639	$22,138	33.9%	$24,060	23.2%	$77,442	$51,130	51.5%
Earnings per share: (1)
Basic	$(2.47)	$0.77	* %	$0.68	* %	$(1.24)	$1.85	* %
Diluted	$(2.47)	$0.67	* %	$0.60	* %	$(1.24)	$1.62	* %
Non-GAAP diluted (2)	$0.72	$0.67	7.5%	$0.69	4.4%	$2.09	$1.62	29.1%
* Percentage is not meaningful.

(1) GAAP earnings per share for the three and nine months ended September 30, 2010 is calculated using the basic weighted average number of common shares outstanding, not fully dilutive shares, as they are anti-dilutive in periods a loss is incurred. Net loss for the three and nine months ended September 30, 2010, using fully dilutive shares of 41.2 million and 37.1 million, was $2.05 and $1.07, respectively.

(2) A reconciliation of the company's GAAP results to these non-GAAP measures is discussed below under "Non-GAAP Financial Measures."

Consolidated Non-Interest Expenses

For the quarter ended September 30, 2010, compensation and benefits expenses were $395.9 million, which included $183.2 million related to the modification of the company's deferred compensation plan and merger-related expenses, an increase of 105% compared to the third quarter of 2009, and an increase of 83% compared to the second quarter of 2010. Excluding these expenses, compensation and benefits expenses were $212.7 million for the third quarter of 2010, an increase of 10% compared to the third quarter of 2009, and a 2% decrease compared to the second quarter of 2010.

Excluding these expenses, compensation and benefits, as a percentage of net revenues, was 62% compared to 67% in the third quarter of 2009 and 66% in the second quarter of 2010.

For the quarter ended September 30, 2010, non-compensation operating expenses of $87.0 million, which included $8.5 million of merger-related expenses, a 32% increase compared to the third quarter of 2009 and a 16% increase compared to the second quarter of 2010. Excluding merger-related expenses, non-compensation operating expenses were $78.5 million for the third quarter of 2010, a 20% increase compared to the third quarter of 2009, and a 5% increase compared to the second quarter of 2010. The increase in non-compensation operating expenses is primarily due to the recently completed merger with TWPG and the acquisition of certain UBS branches completed in October 2009.

Business Segment Results

Global Wealth Management

For the quarter ended September 30, 2010, the Global Wealth Management ("GWM") segment generated pre-tax operating income of $51.7 million, compared to $29.1 million in the third quarter of 2009, and $40.4 million in the second quarter of 2010. Net revenues for the quarter were $207.5 million, compared to $158.7 million in the third quarter of 2009 and $199.9 million in the second quarter of 2010. GWM experienced revenue growth across all revenue line items, which is primarily attributable to an increase in the number of financial advisors and client assets resulting from the purchase of 56 UBS branches completed in October 2009.

  The Private Client Group reported net revenues of $197.3 million, a 28% increase compared to the third quarter of 2009 and a 3% increase compared to the second quarter of 2010.

  Stifel Bank reported net revenues of $10.2 million, a 107% increase compared to the third quarter of 2009 and a 13% increase compared to the second quarter of 2010.

Compensation and benefits expenses for the quarter were $119.1 million, an increase of 23% compared to the third quarter in 2009, resulting from increased revenue production. Compensation and benefits expenses decreased 4% compared to the second quarter of 2010. For the third quarter of 2010, compensation and benefits expense as a percentage of net revenues was 57% compared to 61% in the third quarter of 2009 and 62% in the second quarter of 2010.

Non-compensation operating expenses for the quarter were $36.7 million, a 12% increase compared to the third quarter of 2009, and a 2% increase compared to the second quarter of 2010, primarily due to the acquisition of certain UBS branches completed in October 2009.

Institutional Group

For the quarter ended September 30, 2010, the Institutional Group segment generated pre-tax operating income of $27.7 million, compared to $33.4 million in the third quarter of 2009, and $30.8 million in the second quarter of 2010. Net revenues for the quarter were $138.0 million, compared to $130.2 million in the third quarter of 2009 and $124.6 million in the second quarter of 2010. The growth in revenue over the comparable periods was driven by an increase in advisory services activity, which was primarily related to the merger of TWPG. The increase in activity was offset by a decline in fixed income institutional brokerage revenues, which was negatively impacted by the challenging market conditions present during the third quarter of 2010.

Institutional brokerage revenues were $87.5 million, an 11% decrease compared to the third quarter of 2009, and a 1% decrease compared to the second quarter of 2010.

  Equity institutional brokerage revenues were $43.7 million, a 10% increase compared to the third quarter of 2009, and a 1% decrease compared to the second quarter of 2010. Fixed income institutional brokerage revenues were $43.8 million, a 25% decrease compared to the third quarter of 2009, and a 1% decrease compared to the second quarter of 2010.

Investment banking revenues were $45.6 million, a 48% increase compared to the third quarter of 2009, and a 28% increase compared to the second quarter of 2010.

  Equity capital raising revenues were $18.1 million, a 37% increase compared to the third quarter of 2009, and a 13% decrease compared to the second quarter of 2010. Fixed income capital raising revenues were $4.5 million, an 8% decrease compared to the third quarter of 2009, and a 2% increase compared to the second quarter of 2010.

  Equity advisory fee revenues were $20.3 million, a 78% increase compared to the third quarter of 2009, and a 120% increase compared to the second quarter of 2010. Fixed income advisory fee revenues were $2.8 million, a 106% increase compared to the third quarter of 2009, and a 110% increase compared to the second quarter of 2010.

Compensation and benefits expenses for the quarter were $82.1 million, a 6% increase compared to the third quarter in 2009 and a 13% increase compared to the second quarter of 2010. For the third quarter of 2010, compensation and benefits expense as a percentage of net revenues was 60% compared to 60% in the third quarter of 2009 and 58% in the second quarter of 2010. The increase in compensation and benefits expenses over the comparable periods is primarily related to associates who joined in connection with the TWPG merger.

Non-compensation operating expenses for the quarter were $28.2 million, a 47% increase compared to the third quarter in 2009, and a 33% increase compared to the second quarter of 2010. The increase in other non-compensation expenses over the comparable periods is primarily attributable to increased activity in all expense categories related to the merger with TWPG.

Statement of Financial Condition (Unaudited)

Total assets increased 43% to $4.1 billion as of September 30, 2010 from $2.9 billion as of September 30, 2009. The increase is primarily attributable to growth of the company's bank subsidiary, which has grown its balance sheet to $1.5 billion as of September 30, 2010 from $1.0 billion as of September 30, 2009, with high-quality, low-risk investments. As of September 30, 2010, Stifel Bank's investment portfolio of $830.1 million, which contains over 75% of agency mortgage back securities, is up 176.1% from September 30, 2009. The increase is also attributable to the recently completed merger with TWPG. In addition to the net assets acquired in the merger with TWPG, the company recognized goodwill and intangible assets of $95.6 million, which is based on preliminary estimates and is subject to change upon the final valuation. The company's broker-dealer subsidiary's gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders' equity as of September 30, 2010 increased $325.8 million, or 39%, to $1.2 billion from $833.6 million as of September 30, 2009. The increase is primarily attributable to the cumulative impact of the previously announced modification of the deferred compensation plan of $73.9 million after-tax and the issuance of stock upon the completion of the merger with TWPG, offset by net losses and the repurchase of, $67.3 million, or 1.5 million shares, of the company's common stock pursuant to existing Board repurchase authorizations during the third quarter of 2010.

As of September 30, 2010, the company reported total securities owned and investments at fair value of $1.7 billion, which included securities categorized as level 3 of $137.1 million. The company's level 3 assets include auction rate securities, for which the auctions have failed, with a fair value of $85.5 million as of September 30, 2010.

Non-GAAP Financial Measures

The company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as an additional measure to aid in understanding and analyzing the company's financial results for the three and nine months ended September 30, 2010. Specifically, the company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the company's core operating results and business outlook. The company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the company's results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance. These non-GAAP amounts exclude compensation expense for the acceleration of deferred compensation as a result of the modification of the company's deferred compensation plan and certain non-compensation operating expenses associated with the merger of TWPG.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the company's business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the company's financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and nine months ended September 30, 2010 to the aforementioned expenses on a non-GAAP basis for the same period.

Reconciliation of GAAP to Non-GAAP Earnings (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
	GAAP	Merger-related	Non-GAAP	GAAP	Merger-related	Non-GAAP
Net revenues	$340,388	$939	$341,327	$980,427	$939	$981,366

Non-interest expenses:
Compensation and benefits	395,936	(183,176)	212,760	819,085	(186,295)	632,790
Non-compensation operating expenses	87,008	(8,495)	78,513	228,388	(10,404)	217,984
Total non-interest expenses	482,944	(191,671)	291,273	1,047,473	(196,699)	850,774
Income/(loss) before income taxes/(benefit)	(142,556)	192,610	50,054	(67,046)	197,638	130,592
Provision for income taxes/(benefit)	(58,220)	78,635	20,415	(27,559)	80,709	53,150
Net income/(loss)	$(84,336)	$113,975	$29,639	$(39,487)	$116,929	$77,442

Earnings per share: (3)
Basic	$(2.47)	$3.34	$0.87	$(1.24)	$3.67	$2.43
Diluted	$(2.47)	$2.77	$0.72	$(1.24)	$3.16	$2.09

As a percentage of net revenues:
Compensation and benefits	116.3%		62.3%	83.5%		64.5%
Non-compensation operating expenses	25.6%		23.0%	23.3%		22.2%
Income/(loss) before income taxes/(benefit)	(41.9)%		14.7%	(6.8)%		13.3%

(3) GAAP earnings per share for the three and nine months ended September 30, 2010 is calculated using the basic weighted average number of common shares outstanding of 34.1 million and 31.9 million, respectively, not fully dilutive shares, as they are anti-dilutive in periods a loss is incurred. Net loss for the three and nine months ended September 30 2010, using fully dilutive shares of 41.2 million and 37.1 million, was $2.05 and $1.07, respectively.

Conference Call Information

Stifel Financial Corp. will host its third quarter 2010 financial results conference call on Tuesday, November 9, 2010, at 8:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the company's Chairman, President and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #22760334.  A live audio webcast of the call, as well as a presentation highlighting the company's results, will be available through the company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities and financial services business through several wholly-owned subsidiaries. Stifel clients are primarily served in the U.S. through 314 offices in 44 states, and the District of Columbia through Stifel, Nicolaus & Company, Incorporated and Thomas Weisel Partners LLC, and in Canada through Stifel Nicolaus Canada Inc. Clients in the United Kingdom and Europe are served through offices of Stifel Nicolaus Limited and Thomas Weisel Partners International Limited. Each of the broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Stifel Financial Corp.
Summary Results of Operations (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended					Nine Months Ended
	9/30/10	9/30/09	Change	6/30/10	Change	9/30/10	9/30/09	Change
Revenues:
Principal transactions	$123,194	$123,238	0.0%	$122,923	0.2%	$363,537	$341,777	6.4%
Commissions	96,986	90,905	6.7	103,634	(6.4)	305,655	246,236	24.1
Asset management and service fees	50,876	27,012	88.4	44,138	15.3	136,117	78,266	73.9
Investment banking	51,656	35,056	47.4	41,252	25.2	127,129	75,262	68.9
Other income	3,656	5,072	(27.9)	3,757	(2.7)	9,358	6,148	52.2
Operating revenues	326,368	281,283	16.0	315,704	3.4	941,796	747,689	26.0
Interest revenue	17,718	11,306	56.7	14,654	20.9	47,019	31,782	47.9
Total revenues	344,086	292,589	17.6	330,358	4.2	988,815	779,471	26.9
Interest expense	3,698	2,906	27.2	2,349	57.4	8,388	8,302	1.0
Net revenues	340,388	289,683	17.5	328,009	3.8	980,427	771,169	27.1
Non-interest expenses:
Compensation and benefits	395,936	193,131	105.0	216,907	82.5	819,085	516,852	58.5
Occupancy and equipment rental	29,559	24,730	19.5	26,595	11.1	81,012	63,311	28.0
Communications and office supplies	19,877	14,429	37.8	15,925	24.8	50,220	39,403	27.5
Commission and floor brokerage	7,972	6,486	22.9	5,272	51.2	18,988	17,167	10.6
Other operating expenses	29,600	20,071	47.4	27,365	8.2	78,168	55,336	41.3
Total non-interest expenses	482,944	258,847	86.6	292,064	65.4	1,047,473	692,069	51.4
Income/(loss) before income taxes	(142,556)	30,836	*	35,945	*	(67,046)	79,100	*
Provision for income taxes/(benefit)	(58,220)	8,698	*	14,836	*	(27,559)	27,970	*
Net income/(loss)	$(84,336)	$22,138	* %	$21,109	* %	$(39,487)	$51,130	* %

Earnings per share:
Basic	$(2.47)	$0.77	* %	$0.68	* %	$(1.24)	$1.85	* %
Diluted (4)	$(2.47)	$0.67	* %	$0.60	* %	$(1.24)	$1.62	* %

Weighted average number of common shares outstanding:
Basic	34,134	28,708	18.9%	30,838	10.7%	31,910	27,652	15.4%
Diluted	41,223	32,817	25.7%	34,901	18.2%	37,062	31,468	17.8%

* Percentage is not meaningful.
(4) Earnings per diluted common share are calculated using the basic weighted average number of common shares outstanding in periods a loss is incurred.

Stifel Financial Corp.
(in thousands, except per share, employee and location amounts)
	9/30/10	9/30/09	Change	6/30/10	Change
Statistical Information:
Book value per share	$33.97	$27.63	22.9%	$30.02	13.2%
Financial advisors (5)	1,920	1,823	5.3%	1,916	0.2%
Full-time associates	4,868	4,289	13.5%	4,587	6.1%
Locations	311	281	10.7%	301	3.3%
Total client assets	$100,289,000	$83,501,000	20.1%	$92,423,000	8.5%

(5) Includes 165, 183 and 167 independent contractors at September 30, 2010 and 2009 and June 30, 2010, respectively.

Global Wealth Management Results and Statistical Information (Unaudited)
(in thousands)
	Three Months Ended					Nine Months Ended
	9/30/10	9/30/09	Change	6/30/10	Change	9/30/10	9/30/09	Change
Revenues:
Commissions	$69,875	$63,161	10.6%	$79,521	(12.1)%	$228,983	$158,468	44.5%
Principal transactions	62,785	53,052	18.3	58,675	7.0	181,331	140,248	29.3
Asset management and service fees	50,449	26,920	87.4	43,777	15.2	135,120	77.981	73.3
Net interest	12,017	7,186	67.2	11,506	4.4	34,557	18,124	90.7
Investment banking	6,957	4,263	63.2	5,494	26.6	17,753	9,176	93.5
Other income	5,401	4,077	32.5	967	*	9,101	5,914	53.9
Net revenues	207,484	158,659	30.8	199,940	3.8	606,845	409,911	48.0
Non-interest expenses:
Compensation and benefits	119,100	96,711	23.2	123,609	(3.6)	367,447	253,169	45.1
Non-compensation operating expenses	36,677	32,894	11.5	35,890	2.2	108,092	86,369	25.2
Total non-interest expenses	155,777	129,605	20.2	159,499	(2.3)	475,539	339,538	40.1
Income before income taxes	$51,707	$29,054	78.0%	$40,441	27.9%	$131,306	$70,373	86.6%

As a percentage of net revenues:
Compensation and benefits	57.4%	61.0%		61.8%		60.6%	61.8%
Non-compensation operating expenses	17.7%	20.7%		18.0%		17.8%	21.0%
Income before income taxes	24.9%	18.3%		20.2%		21.6%	17.2%
* Percentage is not meaningful.

Stifel Bank & Trust
(in thousands)
	9/30/10	9/30/09	Change	6/30/10	Change
Other information:
Assets	$1,516,484	$965,569	57.1%	$1,392,828	8.9%
Investment securities	$830,127	$300,623	176.2%	$740,121	12.2%
Retained loans, net	$364,732	$325,443	12.1%	$366,391	(0.5)%
Loans held for sale, net	$106,788	$30,947	245.1%	$60,154	77.5%
Deposits	$1,375,984	$875,028	57.3%	$1,255,292	9.6%

Allowance as a percentage of loans (6)	0.50%	0.76%		0.53%
Non-performing assets as a percentage of total assets	0.16%	0.50%		0.16%

(6) Excluding acquired loans of $174.8 million, $140.0 million and $174.8 million, the allowance as a percentage of gross loans totaled 0.95%, 1.33% and 1.00% as of September 30, 2010 and 2009 and June 30, 2010, respectively.

Institutional Group Results and Statistical Information (Unaudited)
(in thousands)
Three Months Ended						Nine Months Ended
9/30/10		9/30/09	Change	6/30/10	Change	9/30/10	9/30/09	Change
Revenues:
Principal transactions	$60,408	$70,186	(13.9)%	$64,249	(6.0)%	$182,206	$201,529	(9.6)%
Commissions	27,111	27,743	(2.3)	24,113	12.4	76,672	87,767	(12.6)

Capital raising	22,575	18,070	24.9	25,220	(10.5)	67,799	32,890	106.1
Advisory fees	23,063	12,724	81.3	10,539	118.8	42,516	33,197	28.1
Investment banking	45,638	30,794	48.2	35,759	27.6	110,315	66,087	66.9
Other income (7)	4,886	1,456	235.6	481	*	6,744	5,404	24.8
Net revenues	138,043	130,179	6.0	124,602	10.8	375,937	360,787	4.2
Non-interest expenses:
Compensation and benefits	82,147	77,483	6.0	72,578	13.2	221,029	214,251	3.2
Non-compensation operating expenses	28,242	19,263	46.6	21,255	32.9	69,029	55,219	25.0
Total non-interest expenses	110,389	96,746	14.1	93,833	17.6	290,058	269,470	7.6
Income before income taxes	$27,654	$33,433	(17.3)%	$30,769	(10.1)%	$85,879	$91,317	(6.0)%

As a percentage of net revenues:
Compensation and benefits	59.5%	59.5%		58.2%		58.8%	59.4%
Non-compensation operating expenses	20.5%	14.8%		17.1%		18.4%	15.3%
Income before income taxes	20.0%	25.7%		24.7%		22.8%	25.3%

(7) Includes net interest and other income.
* Percentage is not meaningful.

Institutional Group Institutional Brokerage & Investment Banking Revenues (Unaudited)
(in thousands)
	Three Months Ended					Nine Months Ended
	9/30/10	9/30/09	Change	6/30/10	Change	9/30/10	9/30/09	Change

Institutional brokerage:
Equity	$43,711	$39,733	10.0%	$44,099	(0.9)%	$126,462	$114,598	10.4%
Fixed Income	43,808	58,196	(24.7)	44,263	(1.0)	132,416	174,698	(24.2)
Institutional brokerage	87,519	97,929	(10.6)	88,362	(1.0)	258,878	289,296	(10.5)
Investment banking:
Capital raising:
Equity	18,060	13,181	37.0	20,810	(13.2)	52,957	21,423	147.2
Fixed Income	4,515	4,889	(7.6)	4,410	2.3	14,842	11,467	29.4
Capital raising	22,575	18,070	24.9	25,220	(10.5)	67,799	32,890	106.1
Advisory fees:
Equity	20,281	11,371	78.4	9,215	120.1	37,981	30,682	23.8
Fixed Income	2,782	1,353	105.6	1,324	110.2	4,535	2,515	80.4
Advisory fees	23,063	12,724	81.3	10,539	118.8	42,516	33,197	28.1
Investment banking	$45,638	$30,794	48.2%	$35,759	27.6%	$110,315	$66,087	66.9%

Investor Relations Contact
Sarah Anderson, (415) 364-2500
investorrelations@stifel.com